UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2026

C3.AI, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction
of Incorporation)
1400 Seaport Blvd
Redwood City, CA
(Address of Principal Executive Offices)
001-39744
(Commission File Number)

26-3999357
(IRS Employer Identification No.)
94063
(Zip Code)
(650) 503-2200
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	AI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On February 25, 2026, C3.ai, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal third quarter ended January 31, 2026. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 2.02 and Item 9.01 of this Current Report on Form 8-K, including the accompanying Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 2.05    Costs Associated with Exit or Disposal Activities.

On February 24, 2026, the Company’s board of directors approved a restructuring plan (the “Plan”), intended to materially improve its operating efficiency and position the company for success. The Plan includes a 26% reduction in its global workforce, which has been substantially completed. The Plan also includes a reduction of approximately 30% in its annualized non-employee costs, which is expected to be completed by the second half of fiscal year 2027. The Company will explore reduction in additional non-employee expenses, as necessary, to attain profitability.

In connection with the reduction of the Company’s global workforce, the Company estimates that it will incur approximately $10.0 million to $12.0 million in pre-tax restructuring charges in the fourth quarter of fiscal year 2026, consisting of cash expenditures related to severance, other one-time termination benefits, and non-cash expenditures related to stock-based compensation.

The Company expects to record additional charges associated with non-employee costs in future periods.

The estimates of the expenses that the Company expects to incur in connection with the Plan, and the timing thereof, are subject to a number of assumptions, including local law requirements in various jurisdictions, and actual amounts may differ materially from estimates. In addition, the Company may incur other charges not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the Plan.

Caution Regarding Forward-Looking Statements

This Current Report on Form 8-K and Exhibit 99.1 contains forward-looking statements within the meaning of United States federal securities laws, including, among other things, our expectations regarding future events, our business, and market opportunities. Words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plans," and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements, including our statements regarding the Plan, expected costs of the reduction of our global workforce and the timing of such costs, largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this report and are subject to risks, uncertainties, and assumptions, including, among other things, the risk that the costs and charges relating to the Plan and the reduction of our global workforce may be greater than anticipated, the risk this reduction in our global workforce may adversely affect our internal programs and our ability to recruit and retain skilled and motivated personnel, and may be distracting to employees and management, the risk that these changes could negatively impact our business operations, reputation, or ability to serve our customers, and the risk that this reduction in our global workforce may not generate its intended benefits as quickly as anticipated or at all. Further information on risks that could affect the Company’s results is included in our filings with SEC, including our Form 10-K for the year ended April 30, 2025 and our Form 10-Q for the quarter ended October 31, 2025. Additional information will be made available in our quarterly report on Form 10-Q for the quarter ended January 31, 2026 and other reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The Company assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 25, 2026
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C3.ai, Inc.

Dated: February 25, 2026
	By:	/s/ Stephen Ehikian
Stephen Ehikian
Chief Executive Officer